UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2023 (March 23, 2023)

Semper Paratus Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Third Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 807-8832

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	LGSTU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	LGST	The Nasdaq Stock Market LLC

Redeemable warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	LGSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 23, 2023, Semper Paratus Acquisition Corp. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications division of the Nasdaq Stock Market (“Nasdaq”) stating that the Company has not paid certain fees required by Nasdaq Listing Rule 5250(f) and that the Company will be delisted unless it appeals such determination. As of the date of the Notice, the Company’s past due fee balance totaled $151,000. If the Company elects not to appeal, trading of its Class A ordinary shares will be suspended at the opening of business on April 3, 2023 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to pay the outstanding balance owed to Nasdaq and may appeal Nasdaq’s determination to a Hearings Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPER PARATUS ACQUISITION CORPORATION

By:	/s/ B. Ben Baldanza
Name: B. Ben Baldanza
Title: Chief Executive Officer

Dated: March 29, 2023